SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):September 28, 1999



                            Cox Communications, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)




           1-6590                                58-2112288
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    (Commission File Number)         (I.R.S. Employer Identification Number)


         1400 Lake Hearn Drive
         Atlanta, Georgia                           30319
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 (Address of principal executive offices)         (Zip Code)


                                 (404) 843-5000
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              (Registrant's telephone number, including area code)



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Item 5.   Other Events.


     On September 28, 1999, Cox Communications, Inc. ("Cox") entered into a new 364-day credit agreement and amended and restated its 5-year credit agreement providing for borrowings of up to $1.5 billion and $1.2 billion, respectively. As of the date this report is being filed, Cox had not borrowed under either credit agreement.

     On October 1, 1999, Cox completed acquisition of the cable television systems owned by Media General, Inc. A copy of the press release announcing the completion of this transaction is attached as exhibit 99.1.

     Also on October 1, 1999, Cox restructured its partnership with Time Warner Entertainment Company L.P. As part of this restructuring, Cox acquired control of the cable television system serving Fort Walton Beach, Florida, and Time Warner acquired control of the cable television system serving Staten Island, New York. In connection with the restructuring, the Fort Walton Beach system and Cox's cable television system serving Pensacola, Florida, received approximately $104 million in cash to be used for capital expenditures and a reduction of indebtedness. A copy of the press release announcing the completion of this transaction is attached as exhibit 99.2.

Item 7.   Exhibits


          Exhibit 99.1   Press Release, dated October 1, 1999

          Exhibit 99.2   Press Release, dated October 5, 1999

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              COX COMMUNICATIONS, INC.


         Dated: October 5, 1999               By: /s/ Andrew A. Merdek
                                                  -------------------
                                                  Andrew A. Merdek
                                                  Secretary